Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports Second-quarter 2022 Financial Results,

Generates Strong Free Cash Flow and Maintains Sales Guidance

Key Highlights

•	Sales of $2.59 billion, an increase of $381 million

•	Net income attributable to Dana of $8 million

•	Diluted EPS of $0.06

•	Adjusted EBITDA of $162 million

•	Diluted adjusted EPS of $0.08

•	Free cash flow of $167 million, an increase of $180 million

MAUMEE, Ohio, August 3, 2022 – Dana Incorporated (NYSE: DAN) today announced financial results for the second quarter of 2022.

“While strong demand, the launching of our new business backlog, and the recovery of commodity costs continued to fuel sales growth for Dana in the second quarter, margins were impacted as a result of record inflation and rising material costs, ongoing supply-chain disruptions, and volatile customer demand schedules that are affecting the entire mobility industry,” said James Kamsickas, Dana chairman and chief executive officer.

“Despite these challenges, Dana generated significant cash flow in the second quarter as we continued our successful transformation into a leading e-Propulsion supplier. We are focused on launching our new products for both traditional and EV programs, and we are well-positioned to capitalize on the strengthening of our businesses when the global environment begins to stabilize.”

Second-quarter 2022 Financial Results

Sales for the second quarter of 2022 totaled $2.59 billion, compared with $2.21 billion in the same period of 2021, a $381 million improvement driven by strong customer demand across all of our end markets and the recovery of commodity costs, partially offset by foreign currency translation.

Adjusted EBITDA for the second quarter of 2022 was $162 million, compared with $233 million for the same period in 2021. Profit conversion on higher sales in the second quarter of 2022 continued to be tempered by higher raw material costs and non-material inflation, as well as production inefficiencies driven by supply-chain constraints and volatile customer demand schedules across the mobility industry.

Adjusted net income attributable to Dana was $12 million and diluted adjusted earnings per share were $0.08 for the second quarter of 2022, compared with an adjusted net income of $86 million and $0.59 per share in 2021.

Operating cash flow in the second quarter of 2022 was $257 million, compared with $67 million in the same period of 2021.

Free cash flow was $167 million, compared with a use of $13 million in the second quarter of 2021. The improvement was driven by lower working capital requirements largely attributable to focused management of inventories and receivables.

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“Our adjusted profit targets reflect the difficult environment that continues to impact the entire mobility industry as a result of global supply-chain disruptions and record cost inflation,” said Timothy Kraus, Dana senior vice president and chief financial officer.

“We continue to aggressively work to mitigate the impact of these challenges. As they begin to subside, we anticipate a sustained recovery period as ~~a~~ more stable production and supply environment, combined with strong end-consumer demand and low-vehicle inventories should drive profitable growth.”

2022 Financial Targets1

•	Sales of $10 to $10.2 billion;

•	Adjusted EBITDA of $700 to $740 million, an implied adjusted EBITDA margin of approximately 7.1 percent at the midpoint of the range;

•	Diluted adjusted EPS of $0.60 to $0.90;

•	Operating cash flow of approximately 6.2 to 6.5 percent of sales; and

•	Free cash flow of approximately 1.8 to 2.2 percent of sales.

•	[1]Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana to Host Conference Call at 10 a.m. Wednesday, August 3

Dana will discuss its second-quarter results in a conference call at 10 a.m. EDT on Wednesday, August 3. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 888-440-5873 and international locations should call 646-960-0319. Please enter conference I.D. 9943139 and ask for “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available beginning at 9:30 a.m. EDT.

A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax

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effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP.

Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding discretionary pension contributions less purchases of property, plant and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, were used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

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Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $8.9 billion in 2021 with 40,000 people in 31 countries across six continents. Founded in 1904, Dana was named one of “America’s Most Responsible Companies 2022” by Newsweek for its emphasis on sustainability and social responsibility. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

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Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended June 30, 2022 and 2021

(In millions, except per share amounts)	Three Months Ended June 30,
	2022	2021
Net sales	$2,586	$2,205
Costs and expenses
Cost of sales	2,403	1,953
Selling, general and administrative expenses	130	126
Amortization of intangibles	3	3
Restructuring charges, net	1	—
Other income (expense), net	10	(10)

Earnings before interest and income taxes	59	113
Loss on extinguishment of debt	—	(24)
Interest income	2	2
Interest expense	32	34

Earnings before income taxes	29	57
Income tax expense	18	14
Equity in earnings (loss) of affiliates	(1)	10

Net income	10	53
Less: Noncontrolling interests net income	3	4
Less: Redeemable noncontrolling interests net loss	(1)	(4)

Net income attributable to the parent company	$8	$53

Net income per share available to common stockholders
Basic	$0.06	$0.37
Diluted	$0.06	$0.36
Weighted-average shares outstanding - Basic	143.4	145.2
Weighted-average shares outstanding - Diluted	143.7	146.7

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2022 and 2021

(In millions, except per share amounts)	Six Months Ended June 30,
	2022	2021
Net sales	$5,066	$4,468
Costs and expenses
Cost of sales	4,686	3,965
Selling, general and administrative expenses	260	245
Amortization of intangibles	7	7
Restructuring charges, net		1
Other income (expense), net	12	(29)

Earnings before interest and income taxes	125	221
Loss on extinguishment of debt		(24)
Interest income	4	4
Interest expense	63	68

Earnings before income taxes	66	133
Income tax expense	36	36
Equity in earnings of affiliates		24

Net income	30	121
Less: Noncontrolling interests net income	7	5
Less: Redeemable noncontrolling interests net loss	(2)	(8)

Net income attributable to the parent company	$25	$124

Net income per share available to common stockholders
Basic	$0.17	$0.85
Diluted	$0.17	$0.85
Weighted-average shares outstanding - Basic	143.8	145.1
Weighted-average shares outstanding - Diluted	144.6	146.5

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended June 30, 2022 and 2021

(In millions)	Three Months Ended June 30,
	2022	2021
Net income	$10	$53
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(91)	19
Hedging gains and losses	1	16
Defined benefit plans	3	4

Other comprehensive income (loss)	(87)	39

Total comprehensive income (loss)	(77)	92
Less: Comprehensive (income) loss attributable to noncontrolling interests	(1)	5
Less: Comprehensive (income) loss attributable to redeemable noncontrolling interests	7	(7)

Comprehensive income (loss) attributable to the parent company	$(71)	$90

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Six Months Ended June 30, 2022 and 2021

(In millions)	Six Months Ended June 30,
	2022	2021
Net income	$30	$121
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(52)	14
Hedging gains and losses	(3)	(1)
Defined benefit plans	4	7

Other comprehensive income (loss)	(51)	20

Total comprehensive income (loss)	(21)	141
Less: Comprehensive (income) loss attributable to noncontrolling interests	(5)	6
Less: Comprehensive (income) loss attributable to redeemable noncontrolling interests	8	(4)

Comprehensive income (loss) attributable to the parent company	$(18)	$143

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of June 30, 2022 and December 31, 2021

(In millions, except share and per share amounts)	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$321	$268
Marketable securities	19	17
Accounts receivable
Trade, less allowance for doubtful accounts of $8 in 2022 and $7 in 2021	1,555	1,321
Other	247	220
Inventories	1,594	1,564
Other current assets	217	196

Total current assets	3,953	3,586
Goodwill	458	482
Intangibles	213	233
Deferred tax assets	608	580
Other noncurrent assets	142	131
Investments in affiliates	137	174
Operating lease assets	272	247
Property, plant and equipment, net	2,136	2,199

Total assets	$7,919	$7,632

Liabilities and equity
Current liabilities
Short-term debt	$235	$23
Current portion of long-term debt	8	8
Accounts payable	1,766	1,571
Accrued payroll and employee benefits	220	184
Taxes on income	64	41
Current portion of operating lease liabilities	43	43
Other accrued liabilities	269	304

Total current liabilities	2,605	2,174
Long-term debt, less debt issuance costs of $24 in 2022 and $26 in 2021	2,352	2,386
Noncurrent operating lease liabilities	236	209
Pension and postretirement obligations	372	398
Other noncurrent liabilities	252	292

Total liabilities	5,817	5,459

Commitments and contingencies
Redeemable noncontrolling interests	199	198
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 143,351,443 and 144,238,660 shares outstanding	2	2
Additional paid-in capital	2,435	2,427
Retained earnings	656	662
Treasury stock, at cost (13,469,074 and 11,661,591 shares)	(216)	(184)
Accumulated other comprehensive loss	(1,028)	(985)

Total parent company stockholders’ equity	1,849	1,922
Noncontrolling interests	54	53

Total equity	1,903	1,975

Total liabilities, redeemable noncontrolling interests and equity	$7,919	$7,632

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended June 30, 2022 and 2021

(In millions)	Three Months Ended June 30,
	2022	2021
Operating activities
Net income	$10	$53
Depreciation	91	92
Amortization	5	5
Amortization of deferred financing charges	2	1
Redemption premium on debt		21
Write-off of deferred financing costs		3
Earnings of affiliates, net of dividends received	30	7
Stock compensation expense	4	4
Deferred income taxes	(17)	(22)
Pension expense, net	1
Change in working capital	127	(106)
Other, net	4	9

Net cash provided by operating activities	257	67

Investing activities
Purchases of property, plant and equipment	(90)	(80)
Acquisition of businesses, net of cash acquired	(1)	(1)
Proceeds from sale of subsidiary, net of cash disposed		(4)
Purchases of marketable securities	(8)	(5)
Proceeds from sales and maturities of marketable securities	8	7
Settlement of terminated fixed-to-fixed cross currency swap		(22)
Settlements of undesignated derivatives	(7)	(4)
Other, net		2

Net cash used in investing activities	(98)	(107)

Financing activities
Net change in short-term debt	(64)	(5)
Proceeds from long-term debt		798
Repayment of long-term debt	(2)	(802)
Redemption premium on debt		(21)
Deferred financing payments		(11)
Dividends paid to common stockholders	(15)	(15)
Distributions to noncontrolling interests	(1)	(2)
Contributions from redeemable noncontrolling interests	5	2
Payments to acquire noncontrolling interests	(1)
Other, net	1	1

Net cash used in financing activities	(77)	(55)

Net increase (decrease) in cash, cash equivalents and restricted cash	82	(95)
Cash, cash equivalents and restricted cash – beginning of period	280	493
Effect of exchange rate changes on cash balances	(22)	5

Cash, cash equivalents and restricted cash – end of period	$340	$403

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2022 and 2021

(In millions)	Six Months Ended June 30,
	2022	2021
Operating activities
Net income	$30	$121
Depreciation	182	180
Amortization	11	12
Amortization of deferred financing charges	3	3
Redemption premium on debt		21
Write-off of deferred financing costs		3
Earnings of affiliates, net of dividends received	29	(7)
Stock compensation expense	8	9
Deferred income taxes	(42)	(28)
Change in working capital	(84)	(239)
Other, net	(1)	19

Net cash provided by operating activities	136	94

Investing activities
Purchases of property, plant and equipment	(206)	(133)
Acquisition of businesses, net of cash acquired	(1)	(18)
Proceeds from sale of subsidiary, net of cash disposed		(4)
Purchases of marketable securities	(13)	(16)
Proceeds from sales and maturities of marketable securities	10	13
Settlement of terminated fixed-to-fixed cross currency swap		(22)
Settlements of undesignated derivatives	(7)	(4)
Other, net	2	4

Net cash used in investing activities	(215)	(180)

Financing activities
Net change in short-term debt	214	(6)
Proceeds from long-term debt	2	800
Repayment of long-term debt	(5)	(803)
Redemption premium on debt		(21)
Deferred financing payments		(13)
Dividends paid to common stockholders	(29)	(29)
Repurchases of common stock	(25)
Distributions to noncontrolling interests	(2)	(2)
Contributions from redeemable noncontrolling interests	7	3
Payments to acquire noncontrolling interests	(4)
Other, net	(6)

Net cash provided by (used in) financing activities	152	(71)

Net increase (decrease) in cash, cash equivalents and restricted cash	73	(157)
Cash, cash equivalents and restricted cash – beginning of period	287	567
Effect of exchange rate changes on cash balances	(20)	(7)

Cash, cash equivalents and restricted cash – end of period	$340	$403

DANA INCORPORATED

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

(In millions)	Three Months Ended June 30,
	2022	2021
Net cash provided by operating activities	$257	$67
Purchase of property, plant and equipment	(90)	(80)

Free cash flow	167	(13)
Discretionary pension contributions

Adjusted free cash flow	$167	$(13)

(In millions)	Six Months Ended June 30,
	2022	2021
Net cash provided by operating activities	$136	$94
Purchase of property, plant and equipment	(206)	(133)

Free cash flow	(70)	(39)
Discretionary pension contributions

Adjusted free cash flow	$(70)	$(39)

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended June 30, 2022 and 2021

(In millions)	Three Months Ended June 30,
	2022	2021
Sales
Light Vehicle	$1,028	$890
Commercial Vehicle	507	387
Off-Highway	768	669
Power Technologies	283	259

Total Sales	$2,586	$2,205

Segment EBITDA
Light Vehicle	$33	$87
Commercial Vehicle	10	18
Off-Highway	100	97
Power Technologies	21	32

Total Segment EBITDA	164	234
Corporate expense and other items, net	(2)	(1)

Adjusted EBITDA	$162	$233

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Six Months Ended June 30, 2022 and 2021

(In millions)	Six Months Ended June 30,
	2022	2021
Sales
Light Vehicle	$2,013	$1,881
Commercial Vehicle	970	736
Off-Highway	1,512	1,304
Power Technologies	571	547

Total Sales	$5,066	$4,468

Segment EBITDA
Light Vehicle	$64	$187
Commercial Vehicle	20	33
Off-Highway	200	176
Power Technologies	50	73

Total Segment EBITDA	334	469
Corporate expense and other items, net	(2)	(2)

Adjusted EBITDA	$332	$467

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended June 30, 2022 and 2021

(In millions)	Three Months Ended June 30,
	2022	2021
Segment EBITDA	$164	$234
Corporate expense and other items, net	(2)	(1)

Adjusted EBITDA	162	233
Depreciation	(91)	(92)
Amortization	(5)	(5)
Non-service cost components of pension and OPEB costs	(3)	(3)
Restructuring charges, net	(1)
Stock compensation expense	(4)	(4)
Strategic transaction expenses	(1)	(5)
Gain on investment in Hyliion		3
Loss on de-designation of fixed-to-fixed cross currency swaps		(9)
Other items	2	(5)

Earnings before interest and income taxes	59	113
Loss on extinguishment of debt		(24)
Interest income	2	2
Interest expense	32	34

Earnings before income taxes	29	57
Income tax expense	18	14
Equity in earnings (loss) of affiliates	(1)	10

Net income	$10	$53

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Six Months Ended June 30, 2022 and 2021

(In millions)	Six Months Ended June 30,
	2022	2021
Segment EBITDA	$334	$469
Corporate expense and other items, net	(2)	(2)

Adjusted EBITDA	332	467
Depreciation	(182)	(180)
Amortization	(11)	(12)
Non-service cost components of pension and OPEB costs	(3)	(5)
Restructuring charges, net		(1)
Stock compensation expense	(8)	(9)
Strategic transaction expenses	(5)	(8)
Loss on investment in Hyliion		(14)
Loss on disposal group held for sale		(7)
Loss on de-designation of fixed-to-fixed cross currency swaps		(9)
Other items	2	(1)

Earnings before interest and income taxes	125	221
Loss on extinguishment of debt		(24)
Interest income	4	4
Interest expense	63	68

Earnings before income taxes	66	133
Income tax expense	36	36
Equity in earnings of affiliates		24

Net income	$30	$121

DANA INCORPORATED

Reconciliation of Net Income Attributable to the Parent Company to Adjusted Net Income Attributable to the Parent Company and Diluted Adjusted EPS (Unaudited)

For the Three Months Ended June 30, 2022 and 2021

(In millions, except per share amounts)
	Three Months Ended June 30,
	2022	2021
Net income attributable to parent company	$8	$53
Items impacting income before income taxes:
Amortization	5	5
Restructuring charges, net	1
Strategic transaction expenses	3	5
Gain on investment in Hyliion		(3)
Loss on disposal group held for sale		2
Loss on extinguishment of debt		24
Loss on de-designation of fixed-to-fixed cross currency swaps		9
Other items	(2)	2
Items impacting income taxes:
Net income tax expense on items above	(3)	(4)
Income tax benefit attributable to various discrete tax matters		(7)

Adjusted net income attributable to the parent	$12	$86

Diluted shares - as reported	143.7	146.7
Adjusted diluted shares	143.7	146.7

Diluted adjusted EPS	$0.08	$0.59

DANA INCORPORATED

Reconciliation of Net Income Attributable to the Parent Company to Adjusted Net Income Attributable to the Parent Company and Diluted Adjusted EPS (Unaudited)

For the Six Months Ended June 30, 2022 and 2021

(In millions, except per share amounts)
	Six Months Ended June 30,
	2022	2021
Net income attributable to parent company	$25	$124
Items impacting income before income taxes:
Amortization	10	10
Restructuring charges, net		1
Strategic transaction expenses	5	8
Loss on investment in Hyliion		14
Loss on disposal group held for sale		7
Loss on extinguishment of debt		24
Loss on de-designation of fixed-to-fixed cross currency swaps		9
Other items		2
Items impacting income taxes:
Net income tax expense on items above	(5)	(10)
Income tax benefit attributable to various discrete tax matters		(6)

Adjusted net income attributable to the parent	$35	$183

Diluted shares - as reported	144.6	146.5
Adjusted diluted shares	144.6	146.5

Diluted adjusted EPS	$0.24	$1.25

2022 Second-quarter Earnings Conference Call August 3, 2022

Safe Harbor Statement Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason. © 2022 Dana 2 2

Agenda § Introduction Craig Barber Senior Director, Investor Relations and Strategic Planning § Business Review James Kamsickas Chairman and Chief Executive Officer § Financial Review Timothy Kraus Senior Vice President and Chief Financial Officer © 2022 Dana 3 3

Business Highlights: 2022 Second Quarter Financial Results Key Items sales free cash flow §Market Update §Key Program Launches $381M from prior year $180M from prior year §Heavy-Duty EV Update adjusted EBITDA diluted adjusted EPS §EV Powertrain Evolution $71M from prior year 51¢ from prior year See appendix for comments regarding the presentation of non-GAAP measures © 2022 Dana 4 4

Market Update Commodity Costs Cost Inflation & Currency Market Demand Dana Dana Dana Impact Impact Impact § Commodity costs escalated through Q2 § Other cost inflation continues: § End-market demand remains § Commodity cost recoveries continue § Energy strong; vehicle inventories low § Labor § Steel price outlook moderating § OEM supply constraints will likely § Transportation / Fuel § Expected to be slight profit tailwind continue for remainder of the year § Net inflation cost impact 20% Prior§ Changes in customer order patterns higher than previous estimate Market Forecast Scrap Steel Pricing driving production inefficiencies § Other cost recovery in process -29% § Improved commercial terms aiding § China shutdown impact minimal Current working capital Market Forecast § Strong U.S. dollar translating to lower sales and profit Q3 Q4 Inflation Cost Increases Accelerating During Period of Volatile Demand © 2022 Dana 5 5

Key Program Launch Update Q2 2022 Q1 2022 Q2 2022 Q2 2022 2 Dana Facilities 5 Dana Facilities 4 Dana Facilities 7 Dana Facilities Q2 2022 Date: TBA Date: TBA Q4 2022 5 Dana Facilities 12 Dana Facilities 7 Dana Facilities 4 Dana Facilities Successfully Launching Significant Light-Vehicle Programs © 2022 Dana 6 6

Hydrogen Electric Terminal Tractor e-Transmission In just a few months, we’ll be the first company in the U.S. to test the capabilities and performance of Capacity’s very first second-generation hydrogen fuel cell yard truck. The truck is manufactured by Capacity in Longview, Texas, and has a range of expected benefits including an operating time of up to 10 hours on a single refuel, faster refuel time and less dependence on the electric charging grid. Plus, we can utilize the same infrastructure as our hydrogen forklifts while producing little to no emissions. © 2022 Dana 7 7 7

Power Technologies: e-Thermal Engineering Conventional Powertrains e-Powertrains Battery Enclosure / Sealing Technology Dana System Housing Sealing 1. Electric Motors 2. Power Electronics 3. Mechanical Gearboxes 4. Thermal Management Battery Cooling Merging core capabilities Thermal Management Electronics and Motor Cooling 3x content vs. conventional Conventional Product Technology Reinvented and Applied to e-Propulsion © 2022 Dana 8 8 8

Dana e-Propulsion System e-Powertrains e-Motors Power Electronics 1 e-Propulsion High-voltage Low-voltage High- Low- Software & 3 e-Motors e-Motors voltage voltage Controls Systems Inverters Inverters Mechanicals Thermal Management 4 2 Battery Battery Motor and Cooling Gearboxes Axles Enclosures Electronics Cooling Complete In-house e-Propulsion Systems Capability © 2022 Dana 9 9 9

Financial Review

2022 Q2 Financial Results § Sales growth primarily due to Changes from Prior Year demand recovery in all our ($ in millions except EPS) Q2 ‘22 Q2 ‘21 Change end-markets and recovery of commodity cost inflation Sales $ 2,586 $ 2,205 $ 381 § Profit conversion on higher Adjusted EBITDA 162 233 (71) sales limited by inflation and commodity cost increases, Margin 6.3% 10.6% (430) bps as well as inefficiencies driven by customer supply- EBIT 59 113 (54) chain constraints Interest Expense, Net 30 32 (2) § Higher FCF driven by lower working capital requirements, Income Tax Expense 18 14 4 more than offsetting lower (attributable to Dana) earnings and higher capital Net Income 8 53 (45) expenditures (attributable to Dana) Adjusted Net Income 12 86 (74) Diluted Adjusted EPS $ 0.08 $ 0.59 $ (0.51) Operating Cash Flow 257 67 190 Capital Spending 90 80 10 Free Cash Flow 167 (13) 180 Margin Compression Driven by Cost Inflation © 2022 Dana 11 11

2022 Q2 Sales and Profit Changes

- Organic growth driven by strong sales in all end markets and cost recoveries
- Net cost inflation of ~$38 million and customer-demand-driven operational environment and higher launch costs causing negative organic conversion
- Year-over-year organic comparison includes lower supplier cost savings
- Investment in growing EV business offsetting profit contribution
- Translation of foreign currencies to U.S. dollars, primarily the euro, baht, and rupee, was a headwind to sales, profit, and margin
- Net impact of rising commodity costs and customer recoveries compressing margin

Sales


$2,205M
$278M
$59M
($98)M
$142M
98% Recovery
$2,586M
2021
Traditional Organic
EV Organic
Currency
Commodities
2022

Adjusted EBITDA


$233M
10.6% Margin
($54)M
Inflation: ~($38)M
~(320) bps
($4)M
~(40) bps
($10)M
~(10) bps
($3)M
~(60) bps
$162M
6.3% Margin
2021
Traditional Organic
EV Organic
Currency
Commodities
2022

Rapid Cost Inflation and Currency Driving Profit Headwind

© 2022 Dana
12

2022 Q2 Free Cash Flow § Cash flow improvement Changes from Prior Year driven by lower working ($ in millions) capital requirements, offsetting lower profit and higher capital investment Q2 ‘22 Q2 ‘21 Change § Lower cash interest in this Adjusted EBITDA $ 162 $ 233 $ (71) year’s second quarter due to revised timing of payments 1 One-time Costs (2) (10) 8 resulting from last year’s refinancing actions Interest, net (33) (53) 20 § Lower working capital requirements largely due to Taxes (26) (28) 2 focused management of inventories and receivables Working Capital / Other² 156 (75) 231 § Higher capital spending to Capital Spending (90) (80) (10) support new business backlog, replacement Free Cash Flow $ 167 $ (13) $ 180 business, and electrification programs 1 2 Includes costs associated with business acquisitions and divestitures and restructuring. Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. Working Capital Improvement Driving Strong Free Cash Flow © 2022 Dana 13 13

2022 FY Financial Guidance

- Sales supported by strong end-market demand and cost recovery actions
- Translation of foreign currency expected to be a sales and profit headwind. Outlook assumes euro to dollar parity
- Profit margin lower due to cost inflation and operational inefficiencies
- Free cash flow improvement driven by lower working capital requirements
- Diluted adjusted EPS decline due to lower earnings

Guidance Ranges

	Midpoint	Range	Change in Midpoint from Prior Guidance
Sales	~$10,100M	±$100M	
Adjusted EBITDA	~$720M	±$20M	Organic Trad. & EV: ~$(115)M Currency: ~$(25)M Commodities: ~$40M
Implied Profit Margin	***7.0% - 7.3%***		
Implied FCF Margin	***~1.8% - 2.2%***		
Diluted Adjusted EPS	~$0.75	±$0.15	

|--| Guidance range

Demand Remains Strong; Cost Inflation and Currency Pressuring Margins

© 2022 Dana 14

2022 FY Sales and Profit Changes

- End-market growth driven by increased production in light vehicles and continued recovery in heavy-vehicle markets
- Net cost inflation of ~$145 million in 2022, along with operational inefficiencies, driving reduced organic conversion
- Year-over-year organic comparison includes lower supplier cost savings
- EV growth driving higher investment, offsetting profit contribution from early low-volume programs
- Higher commodity costs in prior periods resulting in increased recoveries adding to sales; slight profit benefit as current commodity costs abate

Sales



$8,945M
~$880M
~$230M
~($430)M
~$475M
~104% Recovery
~$10,100M
±$100M
2021
Traditional Organic
EV Organic
Currency
Commodities
2022 Target

Adjusted EBITDA



$795M
8.9% Margin
~($35)M
~($10)M
Inflation expectations ~($145)M
~($50)M
~$20M
~$720M
~7.1% Margin
±$20M
~(110) bps
~(30) bps
~(20) bps
~(20) bps
2021
Traditional Organic
EV Organic
Currency
Commodities
2022 Target

Margin Headwinds Accelerating Due to Higher Raw Material Cost and Inflation

© 2022 Dana 15

2022 FY Free Cash Flow Guidance

- Management of working capital improving free cash flow
- Managing inventory requirements for uneven customer demand patterns
- Working with customers and suppliers to better align terms with market conditions
- Higher capital spending due to strong demand for EV product and to support new business launches

Changes from Prior Year

($ in millions)

	2022T	2021A	Change
Adjusted EBITDA	$ ~720	$ 795	$ ~(75)
One-time Costs[1]	~(15)	(31)	~15
Interest, net	~(110)	(101)	~(10)
Taxes	~(150)	(99)	~(50)
Working Capital / Other[2]	~195	(406)	~600
Capital Spending	~(440)	(369)	~(70)
Free Cash Flow	$ ~200	$ (211)	$ ~410

[1] Includes costs associated with business acquisitions and divestitures and restructuring. [2] Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures.

Lower Working Capital Requirements Driving Improved Free Cash Flow

© 2022 Dana 16

Resilient Balance Sheet Strong Liquidity Debt Capital $ in millions 1 Cash Balance $339 M $1,150 Revolver Capacity $934 M $400 $400 $400 $400 $350 $341 Q2 Liquidity ~$1.3 B 2022 2025 2026 2027 2028 2029 2030 2031 2032 USD Debt EUR Debt Revolving Credit Facility 1 Available cash and marketable securities as of 6/30/2022 Sequentially Higher Liquidity and No Near-term Debt Maturity Source: Dana © 2022 Dana 17 17

Appendix

2022 Q2 Sales and Profit Change by Segment Light Vehicle Drive Systems Off-Highway Drive and Motion Systems $115M $3M $46M $768M $41M $1,028M $15M $99M $669M $890M ($65)M ($17)M Sales Sales 2021 Traditional EV Organic Currency Commodities 2022 2021 Traditional EV Organic Currency Commodities 2022 Organic Organic $87M $8M $4M $100M $97M ($1)M ($8)M Adjusted $2M 10.1% Adjusted 10.3% 10.1% 10.3% $33M EBITDA ($1)M ($49)M 6.3% EBITDA ($6)M 14.5% 13.0% 9.8% 3.2% 2021 Traditional EV Organic Currency Commodities 2022 2021 Traditional EV Organic Currency Commodities 2022 Organic Organic Commercial Vehicle Drive and Motion Systems Power Technologies $38M $507M $17M $283M $13M $28M $8M $56M $259M $387M ($2)M ($14)M Sales Sales 2021 Traditional EV Organic Currency Commodities 2022 2021 Traditional EV Organic Currency Commodities 2022 Organic Organic $18M $32M $4M $21M ($1)M $6M $10M ($7)M Adjusted Adjusted 11.9% 13.5% ($7)M ($9)M 10.3% 10.3% EBITDA EBITDA 4.7% 2.0% 12.4% 7.4% ($5)M 2021 Traditional EV Organic Currency Commodities 2022 2021 Traditional EV Organic Currency Commodities 2022 Organic Organic See appendix for comments regarding the presentation of non-GAAP measures © 2022 Dana 19 19

Segment Profiles Light Vehicle Commercial Vehicle Off Highway Power Drive Systems Drive and Motion Systems Drive and Motion Systems Technologies Year to Date 6/30/2022 Year to Date 6/30/2022 Year to Date 6/30/2022 Year to Date 6/30/2022 Deere Ford Paccar Other 9% CNH 15% 13% 19% 6% Ford Oshkosh Volvo 36% GM 5% 10% 8% Agco Tata 3% 5% Cummins JCB 5% Traton Renault / 2% Other 8% Stellantis Nissan 56% 6% 4% Other 64% Toyota Daimler Volkswagen 4% 6% 7% Other 75% Volkswagen Stellantis* 6% 28% * Includes sales to systems integrations for driveline products that support FCA vehicles Asia Pacific Asia Pacific North South Asia Pacific Asia Pacific 11% 10% 6% America America 20% North 12% 2% North America North South America 51% America America 74% 50% 5% South America South Europe 1% America 10% 26% Europe Europe 41% 67% Europe 14% © 2022 Dana 20 20 REGIONAL SALES CUSTOMER SALES

Diluted Adjusted EPS DANA INCORPORATED DANA INCORPORATED Reconciliation of Net Income Attributable to the Parent Company to Reconciliation of Net Income Attributable to the Parent Company to Adjusted Net Income Attributable to the Parent Company and Adjusted Net Income Attributable to the Parent Company and Diluted Adjusted EPS (Unaudited) Diluted Adjusted EPS (Unaudited) For the Three Months Ended June 30, 2022 and 2021 For the Six Months Ended June 30, 2022 and 2021 (In millions, except per share amounts) (In millions, except per share amounts) Three Months Ended Six Months Ended June 30, June 30, 2022 2021 2022 2021 Net income attributable to parent company $ 8 $ 53 Net income attributable to parent company $ 25 $ 124 Items impacting income before income taxes: Items impacting income before income taxes: Amortization 5 5 Amortization 10 10 Restructuring charges, net 1 Restructuring charges, net 1 Strategic transaction expenses 3 5 Strategic transaction expenses 5 8 Gain on investment in Hyliion (3) Loss on investment in Hyliion 14 Loss on disposal group held for sale 2 Loss on disposal group held for sale 7 Loss on extinguishment of debt 24 Loss on extinguishment of debt 24 Loss on de-designation of fixed-to-fixed cross currency swaps 9 Loss on de-designation of fixed-to-fixed cross currency swaps 9 Other items (2) 2 Other items 2 Items impacting income taxes: Items impacting income taxes: Net income tax expense on items above (3) (4) Net income tax expense on items above (5) (10) Income tax benefit attributable to various discrete tax matters (7) Income tax benefit attributable to various discrete tax matters (6) Adjusted net income attributable to the parent $ 12 $ 86 Adjusted net income attributable to the parent $ 35 $ 183 Diluted shares - as reported 143.7 146.7 Diluted shares - as reported 144.6 146.5 Adjusted diluted shares 143.7 146.7 Adjusted diluted shares 144.6 146.5 Diluted adjusted EPS $ 0.08 $ 0.59 Diluted adjusted EPS $ 0.24 $ 1.25 © 2022 Dana 21 21

Segment Data DANA INCORPORATED DANA INCORPORATED Segment Sales and Segment EBITDA (Unaudited) Segment Sales and Segment EBITDA (Unaudited) For the Three Months Ended June 30, 2022 and 2021 For the Six Months Ended June 30, 2022 and 2021 Three Months Ended Six Months Ended (In millions) June 30, (In millions) June 30, 2022 2021 2022 2021 Sales Sales Light Vehicle $ 1,028 $ 890 Light Vehicle $ 2,013 $ 1,881 Commercial Vehicle 507 387 Commercial Vehicle 970 736 Off-Highway 768 669 Off-Highway 1,512 1,304 Power Technologies 283 259 Power Technologies 571 547 Total Sales $ 2,586 $ 2,205 Total Sales $ 5,066 $ 4,468 Segment EBITDA Segment EBITDA Light Vehicle $ 33 $ 87 Light Vehicle $ 64 $ 187 Commercial Vehicle 10 18 Commercial Vehicle 20 33 Off-Highway 100 97 Off-Highway 200 176 Power Technologies 21 32 Power Technologies 50 73 Total Segment EBITDA 164 234 Total Segment EBITDA 334 469 Corporate expense and other items, net (2) (1) Corporate expense and other items, net (2) (2) Adjusted EBITDA $ 162 $ 233 Adjusted EBITDA $ 332 $ 467 © 2022 Dana 22 22

Segment Data Continued DANA INCORPORATED DANA INCORPORATED Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited) Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited) For the Six Months Ended June 30, 2022 and 2021 For the Three Months Ended June 30, 2022 and 2021 Six Months Ended Three Months Ended (In millions) June 30, (In millions) June 30, 2022 2021 2022 2021 Segment EBITDA $ 334 $ 469 Segment EBITDA $ 164 $ 234 Corporate expense and other items, net (2) (2) Corporate expense and other items, net (2) (1) Adjusted EBITDA 332 467 Adjusted EBITDA 162 233 Depreciation (182) (180) Depreciation (91) (92) Amortization (11) (12) Amortization (5) (5) Non-service cost components of pension and OPEB costs (3) (5) Non-service cost components of pension and OPEB costs (3) (3) Restructuring charges, net (1) Restructuring charges, net (1) Stock compensation expense (8) (9) Stock compensation expense (4) (4) Strategic transaction expenses (5) (8) Strategic transaction expenses (1) (5) Loss on investment in Hyliion (14) Gain on investment in Hyliion 3 Loss on disposal group held for sale (7) Loss on de-designation of fixed-to-fixed cross currency swaps (9) Loss on de-designation of fixed-to-fixed cross currency swaps (9) Other items 2 (5) Other items 2 (1) Earnings before interest and income taxes 59 113 Earnings before interest and income taxes 125 221 Loss on extinguishment of debt (24) Loss on extinguishment of debt (24) Interest income 2 2 Interest income 4 4 Interest expense 32 34 Interest expense 63 68 Earnings before income taxes 29 57 Earnings before income taxes 66 133 Income tax expense 18 14 Income tax expense 36 36 Equity in earnings (loss) of affiliates (1) 10 Equity in earnings of affiliates 24 Net income $ 10 $ 53 Net income $ 30 $ 121 © 2022 Dana 23 23

Cash Flow DANA INCORPORATED Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited) Three Months Ended (In millions) June 30, 2022 2021 Net cash provided by operating activities $ 257 $ 67 Purchase of property, plant and equipment (90) (80) Free cash flow 167 (13) Discretionary pension contributions Adjusted free cash flow $ 167 $ (13) Six Months Ended (In millions) June 30, 2022 2021 Net cash provided by operating activities $ 136 $ 94 Purchase of property, plant and equipment (206) (133) Free cash flow (70) (39) Discretionary pension contributions Adjusted free cash flow $ (70) $ (39) © 2022 Dana 24 24

Global Scale & Technologies for Balanced End- Complete Electric Financial Strength Tomorrow Market Presence Product Portfolio © 2022 Dana 25 25

Non-GAAP Financial Information Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding discretionary pension contributions less purchases of property, plant and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS, free cash flow and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided reconciliations of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. © 2022 Dana 26 26